                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form F-3, No. 333-12074, No. 333-115598 and No. 333-117954 of RADA Electronic
Industries Ltd. and in the related Prospectuses and in the Registration
Statements on Form S-8, No. 333-12844 and No. 333-111437 pertaining to RADA
Electronic Industries Ltd.'s 1999 and 2003 Stock Option Plans, and warrants to directors of our report dated March 27, 2008, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in the Annual
Report on Form 20-F for the year ended December 31, 2007.

                                           /s/ Kost Forer Gabbay & Kasierer
                                           ------------------------------------
                                           Kost Forer Gabbay & Kasierer
                                           A Member of Ernst & Young Global

Tel Aviv, March 27, 2008